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EXHIBIT 10.1


                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT



                               As of June 30, 2002


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

         Congress Financial Corporation ("Lender") has entered into financing arrangements with Golden Eagle Leasing, Inc., an Arizona corporation ("Borrower"), and Hypercom Corporation, an Arizona corporation ("Guarantor"), pursuant to which Lender has made and may make loans and advances to Borrower as set forth in the Loan and Security Agreement, dated as of August 28, 2001, between Borrower and Lender, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of March 31, 2002, between Borrower, Guarantor and Lender (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (together with this Amendment, all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). All capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement, unless otherwise defined herein.

         Borrower has requested certain amendments to the Loan Agreement and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Lender, Borrower and Guarantor desire and intend to evidence such amendments.

         In consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

         1.  Amendments to Loan Agreement.

              (a) Section 1.4 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

                        "1.4 `Adjusted Tangible Net Worth' shall mean as to any
                  Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below),
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                  on a consolidated basis for such Person and its Subsidiaries
                  (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets and other intangible assets), calculating the book value of Inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals)."

              (b) Section 9.21 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting the following therefor:

                        "9.21 Adjusted Tangible Net Worth. Borrower shall, at
                  all times, maintain Adjusted Tangible Net Worth of not less than $21,000,000."

         2. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrower to Lender, Borrower shall pay to Lender, an amendment fee in an amount equal to $2,500 (the "Amendment Fee"), which shall be fully earned and nonrefundable as of the date hereof and shall be due and payable on the date hereof. Lender may, at its option, charge the Amendment Fee directly to any loan account of Borrower.

         3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower and Guarantor hereby represent, warrant and covenant with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

              (a) The failure of Borrower to comply with the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an Event of Default under the Financing Agreements.

              (b) This Amendment has been duly executed and delivered by Borrower and Guarantor and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with their respective terms.

              (c) As of the date hereof, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, has occurred or is continuing.



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         4. Conditions Precedent. The effectiveness of the other terms and provisions contained herein shall be subject to the following conditions precedent:

              (a) the receipt by Lender of an original of this Amendment, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Borrower and Guarantor; and

              (b) as of the date hereof, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

         5. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         6. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principals of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other that the laws of the State of New York.

         7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         8. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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         9. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or reasonably desirable to effectuate the provisions and purposes of this Amendment.


                                                Very truly yours,

                                                GOLDEN EAGLE LEASING, INC.

                                                By:  /s / Scott Tsujita
                                                     -------------------

                                                Title: Senior Executive Officer



                                                HYPERCOM CORPORATION

                                                By:  /s/ John M. Smolak
                                                     -------------------

                                                Title:  CFO


AGREED:

CONGRESS FINANCIAL CORPORATION

By:  /s/ Marc J. Breier

Title:  Vice President

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